UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2005

ULTIMATE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado		80260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 412-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Disclosure of Results of Operations and Financial Condition.

On February 16, 2005, Ultimate Electronics, Inc. (the “Company”) issued a press release reporting certain financial results for the quarter ended January 31, 2005. The press release is furnished as Exhibit 99.1 hereto and is incorporated into this Current Report on Form 8-K by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

David J. Workman resigned as President and Chief Executive Officer of the Company, effective February 14, 2005.

In addition, effective February 14, 2005, Mark J. Wattles, 45, was appointed as Chief Executive Officer of the Company.  Mr. Wattles served, until his resignation on February 2, 2005, as Chief Executive Officer, Chairman of the Board, and a director of Hollywood Entertainment, Inc., which he founded in June 1988.  Hollywood Entertainment is a publicly traded company listed on the Nasdaq.    From June 1988 through September 1998, Mr. Wattles also served as President of Hollywood Entertainment. From August 1998 through June 2000, Mr. Wattles left his full time position at Hollywood Entertainment and served as Chief Executive Officer of Reel.com, then a wholly owned subsidiary of Hollywood Entertainment. In August 2000, Mr. Wattles returned full time to Hollywood Entertainment and in January 2001 was re-appointed President of Hollywood Entertainment. Mr. Wattles has been an owner and operator in the video rental industry since 1985.  In 2001, Mr. Wattles was appointed to the National Advisory Council of the Marriot Business School at Brigham Young University.  Mr. Wattles is currently a director of the Company, may be deemed to beneficially control 54.1% of the voting securities of the Company and provided the Company with $5.5 million of debt financing pursuant to a new debtor-in-possession loan aggregating $118.5 million.   A more extensive description of the relationship between Mr. Wattles and the Company is set forth in (i) our Current Report on Form 8-K dated January 11, 2005 (filed January 18, 2005), (ii) our Current Report on Form 8-K dated January 14, 2005 (filed January 21, 2005) and (iii) Item 8.01 of this Current Report on Form 8-K, each of which is incorporated herein by reference.

On February 13, 2005, the Board of Directors (the “Board”) of the Company also appointed Mr. Bruce Giesbrecht and Mr. James Marcum, each of whom are currently members of the Board, to serve as members of the Audit Committee of the Board, and the Nominating and Corporate Governance Committee of the Board.  Mr. Marcum will serve as Chair of the Audit Committee, and Mr. Giesbrecht will serve as Chair of the Nominating and Corporate Governance Committee.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2005, the Board unanimously adopted Amended and Restated Bylaws for the Company (the “Bylaws”).  The Bylaws were amended to provide that the Company is no longer required to have a president or chief operating officer.  The Bylaws now allow the Board to elect a president and chief operating officer at its discretion.  No other changes were made to the Bylaws.  The foregoing description of the provisions of the Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.  Other Items.

On January 14, 2005, the Company and its subsidiaries entered into a Debtor in Possession Loan and Security Agreement (the “New Loan Agreement”) with Wells Fargo Retail Finance, LLC (“Wells Fargo”) and Mark Wattles Enterprises, LLC (“Wattles”, and together with Wells Fargo, the “Lenders”).  The New Loan Agreement is for a total amount of up to $118.5 million, consisting of up to $100.0 million under a revolving credit facility (the “New Revolving Credit Facility”) of which a portion is available for the issuance of letters of credit and a $13.0 million Tranche B term loan (the “New Tranche B Loan”), both with Wells Fargo as lender, and a $5.5 million Tranche C term loan (the “New Tranche C Loan”), with Wattles as lender. The New Loan Agreement expires on the earlier of (i) July 14, 2006, (ii) the effective date of a reorganization plan under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) that has been confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), or (iii) the effective date of a sale of substantially all of the Company’s assets or business under the Bankruptcy Code as is authorized by the Bankruptcy Court.

When entered into on January 14, 2005, the New Loan Agreement was subject to notice, hearing and final approval of the Bankruptcy Court.  On January 30, 2005, the Company entered into the First Amendment to Debtor in Possession Loan and Security Agreement (the “New Loan Amendment”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  On February 10, 2005, the Company filed a copy of the New Loan Amendment with the Bankruptcy Court.  On February 14, 2005, the Bankruptcy Court entered a Final Order (1) Approving Post-Petition Financing, (2) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363, (3) Granting Liens and Providing Super-Priority Administrative Expense Status Pursuant to 11 U.S.C. §§ 363 and 364, (4) Authorizing Payment of Accrued Interest, and (5) Modifying the Automatic Stay (the “New Loan Order”), a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, providing final approval of the New Loan Agreement and the New Loan Amendment.

As of February 14, 2005, the Company has an outstanding balance of $45.0 million under the New Revolving Credit Facility, $13.0 million outstanding under the New Tranche B Loan and $5.5 million outstanding under the New Tranche C Loan. The Company had $1.3 million of undrawn letters of credit at February 14, 2005.

A description of the New Loan Agreement is set forth in Item 2.03 of the Current Report on Form 8-K dated January 14, 2005 (filed January 21, 2005) and is incorporated herein by reference.  A copy of the New Loan Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K dated January 14, 2005 (filed January 21, 2005) and is incorporated herein by reference.

In addition to the resignation of Mr. Workman, discussed in Item 5.02 above, Neal Bobrick, SVP of Sales, and Gerry Demple, SVP of Services have agreed to depart the Company.  The Company anticipates that seven individuals who have previous experience working with Mr. Wattles will be joining the Company's managment team during the week of February 14, 2005.

As previously reported, on January 19, 2005 and December 21, 2004, the Company received notifications from the Listing Qualifications Department at The Nasdaq Stock Market, Inc. (Nasdaq) that it is in material noncompliance with Marketplace Rules 4310(14), 4350(i)(1)(B), 4350(i)(D)(ii), 4310(c)(17)(D), 4350(c)(1), 4350(d)(2), 4330 and 4450(f) for continued listing on Nasdaq.  The notifications do not by themselves result in immediate delisting of the Company’s securities.  An oral hearing was held on January 27, 2005, at which the deficiencies listed above were discussed with the Nasdaq Listing Qualifications Panel.  As of the date of this Current Report on Form 8-K, the Company’s equity securities of the Company continue to be listed on the Nasdaq National Market under the symbol “ULTEQ”.  It is unlikely the stock will continue to trade on the Nasdaq following a determination by the Nasdaq Listing Qualifications Panel.

At the hearing before the Bankruptcy Court, certain materials were entered into evidence regarding the current financial status of the Company.  A copy of materials that were entered into evidence are attached hereto as Exhibit 99.3 and are incorporated herein by reference.  It is not currently possible to predict the length of time the Company will operate under the protection of Chapter 11 and the supervision of the Bankruptcy Court, when the Company will file a plan or plans of reorganization with the Bankruptcy Court, the outcome of the Chapter 11 proceedings in general, or the effect of the proceedings on the business of the Company or on the interest of the various interested parties.  Based upon testimony given at the DIP financing hearing on February 14, 2005 by FTI Consulting and the exhibits that were entered into evidence at the DIP hearing and are attached hereto as Exhibit 99.3, it appears unlikely that the outcome of the Company’s reorganization will result in any value for the holders of the Company’s common stock.

Additional information about the Bankruptcy Case and the DIP hearing can be found at the United States District Bankruptcy Court – District of Delaware, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801,on the Bankruptcy Court’s web site: http://www.deb.uscourts.gov., or at http://www.kccllc.net/ultimate.

Item 9.01.   Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Ultimate Electronics Inc. effective as of February 13, 2005.
10.1	First Amendment to Debtor in Possession Loan and Security Agreement, dated January 13, 2005
99.1	Press Release of Ultimate Electronics Inc. dated February 16, 2005.
99.2

Final Order (1) Approving post-Petition Financing, (2) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363, (3) Granting Liens and Providing Super-Priority Administrative Expense Status Pursuant to 11 U.S.C. §§ 363 and 364, (4) Authorizing Payment of Accrued Interest, and (5) Modifying the Automatic Stay, with exhibit, as entered by the Bankruptcy Court on February 14, 2005.

99.3	Exhibits provided to the Bankruptcy Court at a hearing held on February 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC.

Date: February 16, 2005
	By:	/s/ David A. Carter
David A. Carter,
Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Ultimate Electronics Inc. effective as of February 13, 2005.
10.1	First Amendment to Debtor in Possession Loan and Security Agreement, dated January 13, 2005
99.1	Press Release of Ultimate Electronics Inc. dated February 16, 2005.
99.2

Final Order (1) Approving post-Petition Financing, (2) Authorizing Use of Cash Collateral Pursuant to 11 U.S.C. § 363, (3) Granting Liens and Providing Super-Priority Administrative Expense Status Pursuant to 11 U.S.C. §§ 363 and 364, (4) Authorizing Payment of Accrued Interest, and (5) Modifying the Automatic Stay, with exhibit, as entered by the Bankruptcy Court on February 14, 2005.

99.3	Exhibits provided to the Bankruptcy Court at a hearing held on February 14, 2005.